Exhibit 99.1

Contact:	Greg Eden
508-293-7195 eden_greg@emc.com

FOR IMMEDIATE RELEASE

EMC REPORTS FIRST QUARTER RESULTS

Seventh Consecutive Quarter of Double-Digit Revenue Growth;

Software License and Maintenance Revenues 37% of Total

HOPKINTON, Mass. – April 19, 2005 – EMC Corporation (NYSE:EMC) today reported financial results for the first quarter of 2005, achieving double-digit year-to-year revenue growth for the seventh consecutive quarter. EMC, the world leader in information storage and management, saw first-quarter growth driven by its market-leading mid-tier storage systems, expanding software business, and increasingly popular professional services.

Total consolidated revenue for EMC’s first quarter was $2.24 billion, 20% higher than the $1.87 billion reported for the first quarter of 2004. Net income for the quarter was $270 million or $.11 per diluted share, 93% higher than the $140 million or $.06 per diluted share reported for the first quarter of 2004.

Joe Tucci, EMC’s President and CEO, said, “EMC delivered its seventh quarter in a row of double-digit revenue growth, once again extending one of the strongest and steadiest growth stories in the tech industry today. Solid execution and the investments we have made to broaden our product and market reach played major roles in our ability to successfully navigate through a difficult first quarter.”

“Clearly, our acquisition strategy is bearing fruit, strengthening our core business and taking us into opportunity-rich adjacent markets,” Tucci continued. “We are satisfying customers’ demands with a product portfolio that is second to none and by leveraging our market leadership across all major segments of our business. We are using these combined strengths to greater and greater effect as our hardware, software and services offerings become even more tightly integrated and as we continue our new product introductions this year.”

Systems revenue grew 15% in the first quarter, compared with the year-ago quarter, to $1.03 billion, driven by strong, double-digit growth from the EMC CLARiiON, Celerra NAS and Centera platforms. Strong performances across each of EMC’s software businesses grew software license and maintenance revenues 26% to $832 million in the first quarter, now representing 37% of total EMC revenues. Professional services, systems maintenance and other services revenue grew 26% to $375 million during the quarter, as customers around the globe turned to EMC to help manage the growing complexity of their information infrastructures.

Bill Teuber, EMC’s Executive Vice President and Chief Financial Officer, said, “Our tenth straight quarter of meeting or exceeding our major financial objectives places us firmly on track to deliver on our 2005 goals. During the quarter, we continued to execute well across the board, achieving double-digit growth in all three major business lines and all of our major geographic regions. We generated more than $600 million in cash from operations and used $380 million to acquire SMARTS and buy back 9.8 million shares of company stock. We were particularly pleased with our operating margins for the quarter, and we believe we are on course to end the year with operating margins in the high teens.”

First Quarter Highlights

Demand for EMC’s broad portfolio of tiered networked storage platforms and related software drove double-digit revenue growth across its platforms businesses in the first quarter. EMC CLARiiON networked storage revenues grew 47% year over year, posting solid growth across all major geographic regions, particularly Europe, and in each of EMC’s direct and indirect channels. CLARiiON’s fourth consecutive quarter of more than 40% revenue growth was driven by EMC’s focus on delivering complete solutions that address the needs of midsize enterprises. EMC Celerra NAS systems revenue grew 40% during the quarter, the fifth consecutive quarter of more than 30% revenue growth. Customer deployments of the EMC Celerra NS Gateway filers and NS integrated products into tiered storage environments continued to drive market momentum for the industry’s most comprehensive family of NAS solutions.

The EMC Software Group reported revenues of $401 million in the first quarter, a year-over-year increase of 24%. Growth across the EMC Software Group’s major categories was fueled by the tremendous value customers are realizing from the ability of EMC software to help them reduce operational costs and complexity and to comply with government regulations. Storage and Management Software license revenue, which includes EMC PowerPath, the EMC ControlCenter and EMC Visual product families, and the EMC Smarts software product family, grew 21% in the first quarter. Backup and Archive software license revenue, which comprises all EMC software for backup and archiving including the EMC Dantz software family, grew revenues 36% during the quarter, driven by EMC Legato NetWorker, EMC Dantz Retrospect, EMC EmailXtender, EMC DiskXtender and EMC Replication Manager software. Content Management Software license revenue, including the entire EMC Documentum line, grew 23% with the addition of more than 125 new customers during the quarter.

VMware, an EMC subsidiary, reported record quarterly revenues of $80 million in the first quarter, a year-over-year increase of 104%. VMware booked a record number of new deals, and license sales represented nearly 80% of VMware’s first-quarter revenues. VMware’s triple-digit revenue growth was led by strong customer demand for its virtual infrastructure software products used widely for server consolidation and containment, business continuity, test/development and the enterprise desktop. During the quarter VMware continued to strengthen its channels and deepen relationships with Dell, Hewlett-Packard, IBM and Intel. In the last year, VMware’s innovation, excellence and strategic importance to customers around the world have been recognized through more than 20 industry awards.

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to (1) the provisions of the American Jobs Creation Act of 2004, (2) the potential impact of any mergers, acquisitions, divestitures or business combinations that may be announced after the date hereof or (3) the potential impact of expensing stock options under the Financial Accounting Standards Board’s Statement 123R (FAS 123R). These statements supersede all prior statements regarding Business Outlook set forth in prior EMC news releases.

Second quarter of 2005

•	Consolidated revenues for the second quarter of 2005 are expected to be approximately $2.330 billion to $2.355 billion.

•	Diluted earnings per share are expected to be $0.12.

Full-year 2005

•	For the year, EMC’s addressable market is estimated to grow at around 7%-8%, and EMC’s consolidated revenues are expected to grow at approximately twice the upper-end of that market range. Additionally, revenue from the SMARTS acquisition is expected to add almost another 1% to EMC’s revenue growth rate in 2005.

•	Gross margins are expected to be just under 53% for the full-year of 2005.

•	Operating expenses (which include selling, general and administrative expenses and research and development expenses) as a percentage of revenue should be in the 35.5% to 37.0% range for 2005.

•	Operating income as a percentage of revenue should reach the high teens in the fourth quarter of 2005.

•	The income tax rate for the remainder of the year is expected to be around 28%, excluding one-time items.

•	Diluted earnings per share for 2005 should be in the $0.50 to $0.51 range.

About EMC

EMC Corporation (NYSE: EMC) is the world leader in products, services and solutions for information storage and management that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.EMC.com.

EMC, Celerra, CLARiiON, Dantz, DiskXtender, Documentum, EmailXtender, EMC ControlCenter, Legato, Powerpath, Retrospect, SMARTS and VMware are registered trademarks, and Centera, ESX Server and VMware ACE are trademarks of EMC Corporation. All other trademarks are the property of their respective owners.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) risks associated with acquisitions and investments, including the challenges and costs of integration, restructuring and achieving anticipated synergies; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vi) component and product quality and availability; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) insufficient, excess or obsolete inventory; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	March 31, 2005	March 31, 2004
Revenues:
Product sales	$1,620,503	$1,378,596
Services	622,628	493,033

	2,243,131	1,871,629

Cost and expenses:
Cost of product sales	798,539	705,946
Cost of services	270,371	228,014
Research and development	234,297	204,596
Selling, general and administrative	615,746	534,625
Restructuring and other special charges	968	28,228

Operating income	323,210	170,220

Investment income	42,995	41,030
Interest expense	(2,033)	(1,973)
Other expense	(2,304)	(5,777)

Income before taxes	361,868	203,500
Income tax provision	92,034	63,695

Net income	$269,834	$139,805

Net income per weighted average share, basic	$0.11	$0.06

Net income per weighted average share, diluted	$0.11	$0.06

Weighted average shares, basic	2,395,509	2,415,550

Weighted average shares, diluted	2,443,455	2,467,209

As a % of total revenue:
Gross margin	52.3%	50.1%
Selling, general and administrative	27.5%	28.6%
Research and development	10.4%	10.9%
Operating income	14.4%	9.1%
Net income	12.0%	7.5%

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$1,684,959	$1,476,803
Short-term investments	1,377,973	1,236,726
Accounts and notes receivable, less allowance for doubtful accounts of $38,587 and $39,901	1,085,260	1,162,387
Inventories	594,260	514,065
Deferred income taxes	307,280	289,810
Other current assets	161,207	151,135

Total current assets	5,210,939	4,830,926
Long-term investments	4,433,790	4,727,237
Property, plant and equipment, net	1,583,976	1,571,810
Intangible assets, net	516,749	499,478
Other assets, net	533,328	509,041
Goodwill, net	3,526,083	3,284,414

Total assets	$15,804,865	$15,422,906

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term obligations	$351	$183
Accounts payable	525,344	522,587
Accrued expenses	1,123,440	1,090,666
Income taxes payable	409,521	404,772
Deferred revenue	1,001,309	930,492

Total current liabilities	3,059,965	2,948,700
Deferred revenue	584,917	570,995
Deferred income taxes	198,696	141,600
Long-term convertible debt	128,081	128,456
Other liabilities	109,520	109,868

Commitments and contingencies
Stockholders’ equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued and outstanding 2,402,770 and 2,404,969 shares	24,028	24,050
Additional paid-in capital	6,193,424	6,221,099
Deferred compensation	(131,100)	(124,286)
Retained earnings	5,707,180	5,437,346
Accumulated other comprehensive loss, net	(69,846)	(34,922)

Total stockholders’ equity	11,723,686	11,523,287

Total liabilities and stockholders’ equity	$15,804,865	$15,422,906

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	For the Three Months Ended
	March 31, 2005	March 31, 2004
Cash flows from operating activities:
Cash received from customers	$2,411,574	$2,005,241
Cash paid to suppliers and employees	(1,839,614)	(1,580,610)
Dividends and interest received	53,343	38,849
Interest paid	(3,179)	(1,188)
Income taxes paid	(21,694)	(39,727)

Net cash provided by operating activities	600,430	422,565

Cash flows from investing activities:
Additions to property, plant and equipment	(98,290)	(86,182)
Capitalized software development costs	(42,127)	(41,893)
Purchases of short and long-term available for sale securities	(1,946,021)	(2,270,847)
Sales and maturities of short and long-term available for sale securities	2,050,682	1,900,525
Business acquisitions, net of cash acquired	(252,904)	(529,664)
Other	(1,000)	(4,337)

Net cash used in investing activities	(289,660)	(1,032,398)

Cash flows from financing activities:
Issuance of common stock	34,459	44,906
Purchase of treasury stock	(127,097)	(44,557)
Payment of long-term and short-term obligations	(44)	(2,951)
Issuance of long-term and short-term obligations	163	—

Net cash used in financing activities	(92,519)	(2,602)

Effect of exchange rate changes on cash	(10,095)	(50)

Net increase (decrease) in cash and cash equivalents	208,156	(612,485)
Cash and cash equivalents at beginning of period	1,476,803	1,752,976

Cash and cash equivalents at end of period	$1,684,959	$1,140,491

Reconciliation of net income to net cash provided by operating activities:
Net income	$269,834	$139,805
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	152,595	144,039
Non-cash restructuring and other special charges	3,100	16,129
Amortization of deferred compensation	13,875	13,755
Provision for doubtful accounts	709	1,243
Deferred income taxes, net	43,494	5,223
Tax benefit from stock options exercised	14,111	22,194
Other	10,479	—
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	100,600	(26,088)
Inventories	(82,188)	(24,419)
Other assets	(21,973)	7,110
Accounts payable	(4,092)	21,380
Accrued expenses	23,868	(52,477)
Income taxes payable	12,788	(3,734)
Deferred revenue	67,134	158,457
Other liabilities	(3,904)	(52)

Net cash provided by operating activities	$600,430	$422,565

Non-cash activity:
- Issuance of stock options exchanged in business combinations	$37,360	$72,026

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	YTD 2004	Q1 2005
Revenues
Systems	$894,956	$930,230	$948,938	$1,096,882	$3,871,006	$1,025,971

Software:
Software License	483,640	525,549	537,980	636,946	2,184,115	594,532
Software Maintenance	176,102	189,947	207,257	225,409	798,715	237,894

Total Software License & Maintenance	659,742	715,496	745,237	862,355	2,982,830	832,426

Professional, Systems Maintenance and Other Services	297,053	308,502	320,401	386,070	1,312,026	374,609

	1,851,751	1,954,228	2,014,576	2,345,307	8,165,862	2,233,006

Other Businesses	19,878	16,956	14,303	12,489	63,626	10,125

Total Consolidated Revenues	$1,871,629	$1,971,184	$2,028,879	$2,357,796	$8,229,488	$2,243,131

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	5.9%	3.9%	3.1%	2.5%	3.7%	1.7%

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	YTD 2004	Q1 2005
Symmetrix Hardware and Software Revenue ( a )	$671,838	$650,181	$646,292	$755,342	$2,723,653	$652,328

CLARiiON Hardware and Software Revenue ( a )	284,615	326,086	354,563	392,841	1,358,105	418,641

Connectivity Revenue ( b )	143,516	164,326	169,105	191,917	668,864	176,053

Platform Software License Revenue	$251,135	$263,168	$275,851	$318,719	$1,108,873	$284,485
Platform Software Maintenance Revenue	66,525	73,210	83,617	93,260	316,612	100,064

Total Platform Software License and Maintenance Revenue	$317,660	$336,378	$359,468	$411,979	$1,425,485	$384,549

EMC Software Group Software License Revenue:
Storage and Management Software License Revenue	$121,340	$145,917	$133,784	$157,121	$558,162	$146,708
Backup and Archive Software License Revenue	37,962	38,977	36,404	53,011	166,354	51,742
Content Management Software License Revenue	40,051	38,656	42,195	51,515	172,417	49,302

Total EMC Software Group Software License Revenue	$199,353	$223,550	$212,383	$261,647	$896,933	$247,752

EMC Software Group Software Maintenance Revenue	$103,931	$109,455	$116,110	$122,396	$451,892	$125,371

EMC Software Group Revenue ( c )	$323,588	$352,734	$350,883	$410,171	$1,437,376	$401,325

VMware Software License Revenue	$33,152	$38,831	$49,746	$56,580	$178,309	$62,295
VMware Maintenance and Services Revenue	6,142	8,367	10,874	14,485	39,868	17,795

Total VMware Revenue	$39,294	$47,198	$60,620	$71,065	$218,177	$80,090

( a )	Includes hardware, hardware upgrades and platform software.
( b )	Includes Connectrix fibre channel switch/director revenues and Celerra file server revenue, exclusive of disk revenue.
( c )	Includes license, maintenance and services revenues for all categories except for traditional multi-platform software which only includes license and maintenance revenues.

EMC CORPORATION

Supplemental Schedule of Earnings Adjusted to Expense Stock Options

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	March 31, 2005	March 31, 2004
Net income	$269,834	$139,805

Stock option expense, net of taxes	(84,827)	(87,790)

Adjusted net income	$185,007	$52,015

Net income per weighted average share, basic - as reported	$0.11	$0.06

Net income per weighted average share, diluted - as reported	$0.11	$0.06

Adjusted net income per weighted average share, basic	$0.08	$0.02

Adjusted net income per weighted average share, diluted	$0.08	$0.02

Included in the above are stock options with exercise prices of $36.66 and greater. For the quarter ended March 31, 2005, these options accounted for $52.6 million of stock option expense or $ 0.02 per weighted average share - basic and $0.02 per weighted average share - diluted earnings per share.